POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS,
that the person whose signature appears
below hereby revokes all prior powers
granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Beata D. Kirr, Kathleen M. Fisher,
Eric C. Freed, Nancy E. Hay, Stephen J. Laffey,
Richard A. Leahy and Emilie D. Wrapp and each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution,for the undersigned in any and all capacities, solely for the purpose of executing her Initial Statement of Beneficial
Ownership on Form 3 and any subsequent
Statement of Changes in Beneficial
Ownership on Form 4 or Annual Statement
of Changes in Beneficial Ownership on
Form 5, and any amendments thereto, with respect to the securities of the AB Multi-Manager Alternative Fund, and filing the same, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


Beata D. Kirr


Dated: January 23, 2020